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                                                                    EXHIBIT 10.4

Exhibit 10.4 Employment Agreement between Eastern Virginia Bankshares, Inc. and Joseph H. James, Jr.

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT is made and entered into as of the eighth day of January, 2003 by and between Eastern Virginia Bankshares, Inc., a Virginia corporation, hereinafter called the "Corporation", and Joseph H. James, Jr. hereinafter called "Employee", and provides as follows:

                                    RECITALS

          WHEREAS, the Corporation is a bank holding company engaged in the operation of banks; and

          WHEREAS, Employee has been involved in the management of the business and affairs of the Corporation and, therefore, possesses managerial experience, knowledge, skills and expertise in such type of business; and

          WHEREAS, the employment of Employee by the Corporation is in the best interests of the Corporation and Employee; and

          WHEREAS, the parties have mutually agreed upon the terms and conditions of Employee's continued employment by the Corporation as hereinafter set forth;

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                               TERMS OF AGREEMENT

          NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, the parties covenant and agree as follows:

          Section 1. Employment. (a) Employee shall be employed as an executive officer of the Corporation. He shall perform such services for the Corporation and/or one or more Affiliates as may be assigned to Employee by the Corporation from time to time and that are commensurate with his training and experience upon the terms and conditions hereinafter set forth.

                  (b) References in this Agreement to services rendered for the Corporation and compensation and benefits payable or provided by the Corporation shall include services rendered for and compensation and benefits payable or provided by any Affiliate. References in this Agreement to the "Corporation" also shall mean and refer to each Affiliate for which Employee performs services. References in this Agreement to "Affiliate" shall mean any business entity that, directly or indirectly, through one or more intermediaries, is controlled by the Corporation.

          Section 2. Term and Renewal. The initial term of this Agreement shall end December 31, 2004. However, on each December 31, beginning with December 31, 2003, the term of this Agreement shall be renewed and extended by one year unless Employee or the Corporation gives prior notice to the other in writing that the term shall not be renewed and extended. This Agreement shall terminate at the end of its term.

          Section 3. Exclusive Service. Employee shall devote his best efforts and full time to rendering services on behalf of the Corporation in furtherance of its best interests. Employee shall comply with all policies, standards and regulations of the Corporation now or hereafter promulgated, and shall perform his duties under this Agreement to the best of his abilities and in accordance with standards of conduct applicable to officers of banks.

          Section 4. Salary. (a) As compensation while employed hereunder, Employee, during his faithful performance of this Agreement, in whatever capacity rendered, shall receive an annual base salary of $96,000 payable on such terms and in such installments as the parties may from time to time mutually agree upon. The Board of Directors, in its discretion, may increase Employee's base salary during the term of this Agreement.

                  (b) The Corporation shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Corporation. The Corporation shall also withhold and remit to the proper party any amounts agreed to in writing by the Corporation and Employee for participation in any corporate sponsored benefit plans for which a contribution is required.

                  (c) Except as otherwise expressly set forth hereunder, no compensation shall be paid pursuant to this Agreement in respect of any month or portion thereof subsequent to any termination of Employee's employment by the Corporation.

          Section 5. Corporate Benefit Plans. Employee shall be entitled to participate in or become a participant in any employee benefit plan maintained by the Corporation for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change.

          Section 6. Bonuses. Employee shall receive only such bonuses as the Board of Directors, in its discretion, decides to pay to Employee.

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          Section 7. Expense Account. The Corporation shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Corporation's business. Such expenses will include business meals, out-of-town lodging and travel expenses. Employee agrees to timely submit records and receipts of reimbursable items and agrees that the Corporation can adopt reasonable rules and policies regarding such reimbursement. The Corporation agrees to make prompt payment to Employee following receipt and verification of such reports.

          Section 8. Personal and Sick Leave. Employee shall be entitled to the same personal and sick leave as the Board of Directors may from time to time designate for all full-time employees of the Corporation.

          Section 9. Vacations. Employee shall be entitled to twenty (20) week days of vacation leave each year which shall be taken at such time or times as may be approved by the Corporation and during which Employee's compensation hereunder shall continue to be paid.

          Section 10. Termination. (a) Notwithstanding the termination of Employee's employment pursuant to any provision of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them subsequent to such termination. In addition, no termination shall affect any liability or other obligation of either party which shall have accrued prior to such termination, including, but not limited to, any liability, loss or damage on account of breach. No termination of employment shall terminate the obligation of the Corporation to make payments of any vested benefits provided hereunder or the obligations of Employee under Sections 11, 12 and 13.

                  (b) Employee's employment hereunder may be terminated by Employee upon thirty (30) days written notice to the Corporation or at any time by mutual agreement in writing.

                  (c) This Agreement shall terminate upon death of Employee; provided, however, that in such event the Corporation shall pay to the estate of Employee the compensation including salary and accrued bonus, if any, which otherwise would be payable to Employee through the end of the month in which his death occurs.

                  (d) (1) The Corporation may terminate Employee's employment other than for "Cause", as defined in Section 10(e), at any time upon written notice to Employee, which termination shall be effective immediately. Employee may resign thirty (30) days after notice to the Corporation for "Good Reason", as hereafter defined. In the event the Employee's employment terminates pursuant to this Section 10(d), Employee shall receive a monthly amount equal to one-twelfth (1/12) his rate of annual base salary in effect immediately preceding such termination ("Termination Compensation") in each month for the remainder of the term of this Agreement. Payments of the Termination Compensation shall be made at the times such payments would have been made in accordance with Section 4(a).

          (2) Notwithstanding anything in this Agreement to the contrary:

                  (i) If Employee breaches Section 11 or 12, Employee will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 10(d); and

                  (ii) If, while he is receiving payments under this Section 10(d), Employee engages in a Competitive Business within the area described in
Section 12(i), such payments will cease and he will not thereafter be entitled to receive any compensation or benefits pursuant to this Section 10(d) even though such conduct occurs after the covenants contained in Section 12 have expired.

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          (3) The Corporation shall not be required to make payment of the
Termination Compensation or any portion thereof to the extent such payment is prohibited by the terms of the regulations presently found at 12 C.F.R. part 359 or to the extent that any other governmental approval of the payment required by law is not received.

          (4) Except as set forth in Sections 10(d)(2) and 10(d)(3), the Corporation's obligation to pay the Employee the compensation provided in
Section 10(d)(1) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Employee or from whosoever may be entitled thereto, for any reason whatsoever. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

          (5) For purposes of this Agreement, "Good Reason" shall mean:

                  (i) The assignment of duties to the Employee by the Corporation which result in the Employee having significantly less authority or responsibility than he has on the date hereof, without his express written consent;

                  (ii) Requiring the Employee to maintain his principal office outside of Essex County, Virginia unless the Corporation moves its operations center to a place to which the Employee is required to move;

                  (iii) A reduction by the Corporation of the Employee's base salary, as the same may have been increased from time to time;

                  (iv) The failure of the Corporation to provide the Employee with substantially the same fringe benefits that are provided to him at the inception of this agreement;

                  (v) The Corporation's failure to comply with any material term of this Agreement; or

                  (vi) The failure of the Corporation to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
Section 14 hereof.

                  (e) The Corporation shall have the right to terminate Employee's employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for "Cause" shall include termination for Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the Corporation's assets (determined on a reasonable basis) or those of its Affiliates, or material breach of any other provision of this Agreement. In the event Employee's employment under this Agreement is terminated for Cause, Employee shall thereafter have no right to receive compensation or other benefits under this Agreement.

                  (f) The Corporation may terminate Employee's employment under this Agreement, after having established the Employee's disability by giving to Employee written notice of its intention to terminate his employment for disability and his employment with the Corporation shall terminate effective on the 90th

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day after receipt of such notice if within 90 days after such receipt Employee shall fail to return to the full-time performance of the essential functions of his position (and if Employee's disability has been established pursuant to the definition of "disability" set forth below). For purposes of this Agreement, "disability" means either (i) disability which after the expiration of more than 13 consecutive weeks after its commencement is determined to be total and permanent by a physician selected and paid for by the Corporation or its insurers, and acceptable to Employee or his legal representative, which consent shall not be unreasonably withheld or (ii) disability as defined in the policy of disability insurance maintained by the Corporation or its Affiliates for the benefit of Employee, whichever shall be more favorable to Employee. Notwithstanding any other provision of this Agreement, the Corporation shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C.
Section 12101 et. seq.

                  (g) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Corporation's affairs by a notice served pursuant to the Federal Deposit Insurance Act, the Corporation's obligations under this Employment Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (h) If Employee is removed and/or permanently prohibited from participating in the conduct of the Corporation's affairs by an order issued under the Federal Deposit Insurance Act or the Code of Virginia, all obligations of the Corporation under this Employment Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (i)(1) If Employee's employment is terminated without Cause, within one year after a Change of Control shall have occurred, or if he resigns for Good Reason, within one year after a Change of Control shall have occurred, then on or before Employee's last day of employment with the Corporation, the Corporation shall pay to Employee as compensation for services rendered to the Corporation and its Affiliates a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the excess, if any, of 299% of Employee's "annualized includable compensation for the base period", as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), over the total amount payable to Employee under Section 10(d) provided that, at the option of Employee, the cash amount required to be paid hereby shall be paid by the Corporation in equal monthly installments over the twenty-four (24) months succeeding the date of termination, payable on the first day of each such month.

                  (2) For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Corporation securities having 50% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation's directors other than a result of an issuance of securities initiated by the Corporation, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Corporation before such events cease to constitute a majority of the Corporation's Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, a Change of Control occurs on the date on which an event described in
(i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

                  (3) It is the intention of the parties that no payment be made or benefit provided to

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Employee pursuant to this Agreement that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on Employee under Section 4999 of the Code. If the independent accountants serving as auditors for the Corporation on the date of a Change of Control (or any other accounting firm designated by the Corporation) determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits on a Change of Control, would be nondeductible by the Company under Section 280G of the Code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. Employee shall have the right to designate within a reasonable period, which payments or benefits will be reduced; provided, however, that if no direction is received from Employee, the Corporation shall implement the reductions in its discretion.

          Section 11. Confidentiality/Nondisclosure. Employee covenants and agrees that any and all information concerning the customers, businesses and services of the Corporation of which he has knowledge or access as a result of his association with the Corporation in any capacity, shall be deemed confidential in nature and shall not, without the proper written consent of the Corporation, be directly or indirectly used, disseminated, disclosed or published by Employee to third parties other than in connection with the usual conduct of the business of the Corporation. Such information shall expressly include, but shall not be limited to, information concerning the Corporation's trade secrets, business operations, business records, customer lists or other customer information. Upon termination of employment Employee shall deliver to the Corporation all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Corporation or its business, customers, products or services. In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Corporation with the maximum protection. This Section 11 shall not be applicable to any information which, through no misconduct or negligence of Employee, has previously been disclosed to the public by anyone other than Employee.

          Section 12. Covenant Not to Compete. During the term of this Agreement and throughout any further period that he is an officer or employee of the Corporation, and for a period of twelve (12) months from and after the date that Employee is (for any reason) no longer employed by the Corporation or for a period of twelve (12) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Employee, whichever is later, Employee covenants and agrees that he will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere within a ten
(10) mile radius of the location of the Corporation's principal executive offices on the date Employee's employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation or its Affiliates. As used in this Agreement, the term "Competitive Business" means all banking and financial products and services that are substantially similar to those offered by the Corporation on the date that Employee's employment terminates. Employee's obligations under this Section 12 shall terminate on the date a Change of Control occurs.

          Section 13. Injunctive Relief, Damages, Etc. Employee agrees that given the nature of the positions held by Employee with the Corporation, that each and every one of the covenants and restrictions set forth in Sections 11 and 12 above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Corporation in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Employee of any of the provisions of Sections 11 or 12 that monetary damages alone will not adequately compensate the Corporation

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for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief and Employee shall be liable for all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorneys' fees, incurred by the Corporation as a result of taking action to enforce, or recover for any breach of, Section 11 or Section 12. The covenants contained in Sections 11 and 12 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Should a court of competent jurisdiction determine that any provision of the covenants and restrictions set forth in Section 12 above is unenforceable as being overbroad as to time, area or scope, the court may strike the offending provision or reform such provision to substitute such other terms as are reasonable to protect the Corporation's legitimate business interests.

          Section 14. Binding Effect/Assignability. This Employment Agreement shall be binding upon and inure to the benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns, but neither this Agreement, nor any of the rights hereunder, shall be assignable by Employee or any beneficiary or beneficiaries designated by Employee. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, stock or assets of the Corporation, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Corporation" shall include any successor to its business, stock or assets as aforesaid which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          Section 15. Governing Law. This Employment Agreement shall be subject to and construed in accordance with the laws of Virginia.

          Section 16. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          Section 17. Notices. Any and all notices, designations, consents, offers, acceptance or any other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Corporation to its registered office or in the case of Employee to his last known address.

          Section 18. Entire Agreement.

                  (a) This Employment Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

                  (b) This Employment Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement, but all of which together shall evidence only one agreement.

          Section 19. Amendment and Waiver. This Employment Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the person or party to be charged.

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          Section 20. Case and Gender. Wherever required by the context of this
Employment Agreement, the singular or plural case and the masculine, feminine and neuter genders shall be interchangeable.

          Section 21. Captions. The captions used in this Employment Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

          Section 22. Arbitration. Any controversy or claim arising out of or relation to this Agreement, or the breach thereof, except for those arising under Sections 11 and 12 hereof, shall be fully and finally settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect ("AAA Rules"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by one arbitrator either mutually agreed upon by the Company and the Executive or chosen in accordance with the AAA Rules. The place of arbitration shall be the County of Essex, Commonwealth of Virginia. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

          IN WITNESS WHEREOF, the Corporation has caused this Employment Agreement to be signed by its duly authorized officer and Employee has hereunto set his hand and seal on the day and year first above written.

                                    EASTERN VIRGINIA BANKSHARES, INC.

                                    By: /s/ Joe A. Shearin
                                        ------------------
                                    Joe A. Shearin
                                    Title: President


ATTEST:

/s/ Patricia Gallagher
------------------------
Patricia Gallagher


                                    EMPLOYEE

                                    /s/ Joseph H. James, Jr.  (SEAL)
                                    --------------------------------
                                    Joseph H. James, Jr.
ATTEST:

/s/ Patricia Gallagher
------------------------
Patricia Gallagher

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